Earnings Presentation Second Quarter 2026 Exhibit 99.2

2 Important Notice This presentation is prepared for Ares Management Corporation (“Ares”) (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including those described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes and should not be relied on as investment advice. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Ares or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Glossary. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms and acronyms used in this presentation, please refer to the “Glossary” slides. The results contained in this presentation are made as of June 30, 2026, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date. Throughout this presentation, “NM” indicates data has not been presented as it was deemed not meaningful. For additional important disclosure information, please refer to the footnotes and endnotes of this presentation, as needed.

3 Q2-26 Financial Results Assets Under Management Corporate Actions Recent Developments Second Quarter 2026 Highlights 1) Unconsolidated management fees includes $21.6 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q2-26 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $92.0 million for Q2-26 and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. 2) Net inflows of capital represents gross capital commitments less redemptions. • Total Assets Under Management (“AUM”) of $671.3 billion • Total Fee Paying AUM (“FPAUM”) of $409.9 billion • Available Capital of $170.0 billion • AUM Not Yet Paying Fees available for future deployment of $92.6 billion and development assets not yet stabilized of $4.1 billion • Raised $36.4 billion, with net inflows of capital2 of $34.4 billion • Capital deployment of $35.9 billion, including $15.2 billion by our drawdown funds • Declared quarterly dividend of $1.35 per share of Class A and non-voting common stock, which is payable on September 30, 2026 to stockholders of record as of September 16, 2026 • Declared quarterly dividend of $0.84375 per share of Series B mandatory convertible preferred stock, which is payable on October  1, 2026 to preferred stockholders of record as of September 15, 2026 • GAAP net income attributable to Ares Management Corporation of $150.6 million • GAAP basic and diluted earnings per share of Class A and non-voting common stock of $0.49 • GAAP management fees of $1,017.6 million • Unconsolidated management fees and other fees of $1,122.0 million1 • Fee related performance revenues of $40.5 million • Fee Related Earnings of $491.1 million • Realized Income of $521.5 million • After-tax Realized Income of $1.29 per share of Class A and non-voting common stock • On July 1, 2026, Ares Acquisition Corporation III (NYSE: AAC), our third sponsored SPAC, consummated its initial public offering and generated gross proceeds of $395.0 million

GAAP Statements of Operations

$ in thousands, except share data	Three months ended June 30, 2026	2025	Six months ended June 30, 2026	2025
Revenues				
Management fees	$1,017,563	$900,622	$2,007,090	$1,717,609
Carried interest allocation	249,914	323,901	396,545	483,909
Incentive fees	42,753	23,079	204,687	55,127
Principal investment income	2,288	10,963	2,765	32,961
Administrative, transaction and other fees	116,092	91,563	213,959	149,327
Total revenues	**1,428,610**	**1,350,128**	**2,825,046**	**2,438,933**
Expenses				
Compensation and benefits	688,660	643,709	1,381,067	1,300,834
Performance related compensation	231,927	234,706	460,263	357,339
General, administrative and other expenses	255,715	232,156	496,152	460,070
Expenses of Consolidated Funds	3,675	27,007	10,958	33,663
Total expenses	**1,179,977**	**1,137,578**	**2,348,440**	**2,151,906**
Other income (expense)				
Net realized and unrealized gains on investments	72,710	12,708	76,099	12,976
Interest and dividend income	6,522	7,772	13,621	25,428
Interest expense	(52,195)	(43,575)	(102,955)	(79,962)
Other income (expense), net	(21,092)	(46,521)	3,468	(57,235)
Net realized and unrealized gains on investments of Consolidated Funds	176,396	127,752	310,412	216,158
Interest and other income of Consolidated Funds	59,123	161,890	164,568	321,962
Interest expense of Consolidated Funds	(104,155)	(145,638)	(242,956)	(298,378)
Total other income, net	**137,309**	**74,388**	**222,257**	**140,949**
Income before taxes	385,942	286,938	698,863	427,976
Income tax expense	72,977	60,958	132,849	78,495
Net income	**312,965**	**225,980**	**566,014**	**349,481**
Less: Net income attributable to non-controlling interests in Consolidated Funds	71,241	3,999	100,888	59,976
Net income attributable to Ares Operating Group entities	**241,724**	**221,981**	**465,126**	**289,505**
Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities	1,845	(274)	732	42
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	89,244	85,193	171,170	105,231
Net income attributable to Ares Management Corporation	**150,635**	**137,062**	**293,224**	**184,232**
Less: Series B mandatory convertible preferred stock dividends declared	25,312	25,312	50,625	50,625
Net income attributable to Ares Management Corporation Class A and non-voting common stockholders	**$125,323**	**$111,750**	**$242,599**	**$133,607**
Net income per share of Class A and non-voting common stock				
Basic	$0.49	$0.46	$0.95	$0.48
Diluted	$0.49	$0.46	$0.95	$0.48
Weighted-average shares of Class A and non-voting common stock				
Basic	226,304,870	218,915,599	225,175,788	214,158,085
Diluted	226,304,870	218,915,599	225,175,788	214,158,085

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RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Three months ended June 30, 2026	2025	% Change	Six months ended June 30, 2026	2025	% Change
Management fees[1]	$1,030,016	$900,285	14%	$2,031,587	$1,718,661	18%
Fee related performance revenues	40,529	16,697	143	60,085	44,748	34
Other fees	91,962	76,118	21	165,929	114,288	45
Compensation and benefits expenses	(472,698)	(421,472)	(12)	(921,345)	(798,654)	(15)
General, administrative and other expenses[2]	(198,754)	(162,517)	(22)	(380,797)	(302,656)	(26)
Fee Related Earnings	**491,055**	**409,111**	**20**	**955,459**	**776,387**	**23**
Realized net performance income	50,903	16,483	209	126,239	57,515	119
Investment income—realized	28,683	12,240	134	40,463	23,935	69
Net interest expense	(49,140)	(40,020)	(23)	(97,924)	(54,099)	(81)
Realized Income	**521,501**	**397,814**	**31**	**1,024,237**	**803,738**	**27**
After-tax Realized Income[3]	**$467,569**	**$367,888**	**27**	**$919,985**	**$749,319**	**23**
After-tax Realized Income per share of Class A and non-voting common stock[4]	**$1.29**	**$1.03**	**25**	**$2.53**	**$2.12**	**19**

Other Data						
Fee Related Earnings margin	**42.2%**	**41.2%**		**42.3%**	**41.3%**	
Effective management fee rate	**0.97%**	**1.00%**		**0.97%**	**1.00%**	

1) Includes Part I Fees of $154.3 million and $128.1 million for Q2-26 and Q2-25, respectively, and $303.3 million and $248.2 million for YTD-26 and YTD-25, respectively.
2) Includes supplemental distribution fees of $19.0 million and $19.3 million for Q2-26 and Q2-25, respectively, and $43.0 million and $36.7 million for YTD-26 and YTD-25, respectively.
3) For Q2-26, Q2-25 and YTD-26, YTD-25, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $15.9 million, $13.8 million and $28.5 million, $22.7 million, respectively, and (ii) corporate level tax expense of $38.0 million, $16.1 million and $75.7 million, $31.8 million, respectively. For more information regarding after-tax RI, please refer to the "Glossary" slides.
4) Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses the total average shares of Class A and non-voting common stock outstanding and the proportional dilutive effects of the Ares' equity-based awards and Series B mandatory convertible preferred stock. Please refer to slide 23 for additional information.

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6 Investment Performance Highlights Gross Returns (%) Q2-26 Q2-26 LTM Credit1 Alternative Credit 4.1 16.4 Opportunistic Credit 2.4 8.9 U.S. Senior Direct Lending 2.5 11.2 U.S. Junior Direct Lending 0.2 8.9 European Direct Lending 1.5 8.3 APAC Credit 2.4 19.0 Real Assets1 Americas Real Estate Equity 0.6 3.1 European Real Estate Equity 0.2 2.5 Infrastructure Equity 9.0 9.8 Infrastructure Debt 1.7 7.5 Secondaries APMF (Net Returns)1 6.9 16.2 Private Equity Secondaries2 (5.3) (1.7) Real Estate Secondaries2 (1.2) 5.6 Infrastructure Secondaries2 (0.4) 14.6 Private Equity1 Corporate Private Equity 2.4 1.6 Note: Past performance is not indicative of future results. Please refer to the endnotes on slides 39-43 for additional information.

7 $ in billions Q2-26 Primary Activities Credit Group Alternative Credit $9.1 • Final equity commitments of $8.5 billion to Pathfinder III U.S. Direct Lending 8.9 • Capital raised of $4.7 billion by our business development companies (“BDCs”) and affiliates, including $2.6 billion by ARCC and its affiliates and $2.1 billion by ASIF and its affiliates • Debt and equity commitments to various funds, including debt commitments of $1.4 billion to SDL III, debt commitments of $0.3 billion and equity commitments of $0.1 billion to our open-ended sports, media and entertainment opportunities fund European Direct Lending 3.4 • Capital raised of $1.0 billion by our open-ended European direct lending fund • Debt and equity commitments to various funds, including debt commitments of $0.6 billion to ACE V Liquid Credit 1.8 • Equity and debt commitments to various funds • Debt commitments of $0.5 billion to a new U.S. CLO APAC Credit 0.5 • Equity commitments of $0.3 billion to our seventh Asian special situations fund Total Credit Group $23.7 Real Assets Group Real Estate $6.4 • Equity and debt commitments to various funds, including: ◦ Debt commitments of $1.9 billion and equity commitments of $1.0 billion to real estate debt funds ◦ Equity commitments of $1.6 billion and debt commitments of $0.2 billion to our fifth Japanese industrial real estate development fund • Capital raised of $0.8 billion by our U.S. open-ended industrial real estate equity fund, $0.6 billion by our diversified non-traded REIT and $0.1 billion by our industrial non-traded REIT Infrastructure 3.3 • Capital raised of $2.3 billion by our open-ended infrastructure fund • Equity commitments to various funds Total Real Assets Group $9.7 Secondaries Group Private Equity Secondaries $1.6 • Capital raised of $0.5 billion by APMF • Equity commitments to various funds Real Estate Secondaries 0.1 • Equity commitments to various funds Total Secondaries Group $1.7 Other Businesses Insurance $1.3 • Additional managed assets Total Other Businesses $1.3 Total $36.4 Gross Fundraising1 1) Fundraising represents equity and debt commitments and gross inflows into our open-ended managed accounts, publicly-traded and perpetual wealth funds. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate.

Assets Under Management[1]

AUM as of June 30, 2026 was $671.3 billion, an increase of 17% from prior year

- The increase of $98.9 billion was primarily driven by:
  - commitments to our drawdown funds, primarily across the alternative credit, U.S. and European direct lending and real estate strategies;
  - capital raised by our perpetual capital vehicles, primarily our credit BDCs, our open-ended infrastructure fund, our open-ended European direct lending fund and APMF; and
  - additional managed assets from our insurance platform

FPAUM as of June 30, 2026 was $409.9 billion, an increase of 17% from prior year

- The increase of $60.3 billion was primarily driven by:
  - the deployment of capital by our drawdown funds, primarily across the U.S. and European direct lending, alternative credit and credit secondaries strategies;
  - capital raised by our perpetual capital vehicles, primarily our credit BDCs, our open-ended infrastructure fund, our open-ended European direct lending fund and APMF; and
  - additional managed assets from our insurance platform



AUM
($ in billions)
$572.4
$7.8
$23.8
$33.9
$129.8
$377.1
$644.3
$11.0
$24.7
$42.6
$143.4
$422.6
$671.3
$10.9
$24.5
$44.2
$151.2
$440.5
Q2-25
Q1-26
Q2-26
FPAUM
($ in billions)
$349.6
$6.4
$11.0
$24.5
$79.5
$228.2
$399.6
$7.9
$14.2
$30.2
$87.1
$260.2
$409.9
$9.8
$13.9
$31.5
$88.6
$266.1
Q2-25
Q1-26
Q2-26
Credit
Real Assets
Secondaries
Private Equity
Other Businesses

1) AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a SEC-registered investment adviser ("IHAM").

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9 Q2-25 Q1-26 Q2-26 $3.3 Perpetual Capital Perpetual Capital AUM Perpetual Capital as of June 30, 2026 was $223.3 billion, an increase of 34% from prior year • The increase of $56.7 billion was primarily driven by: – capital raised by our credit BDCs, our open-ended infrastructure fund, our open-ended European direct lending fund, APMF and our diversified non-traded REIT; – commitments to our open-ended core alternative credit fund and our U.S. open-ended industrial real estate equity fund; and – additional managed assets from our insurance platform Perpetual Capital by Type ($ in billions) ($ in billions) Credit Real Assets Secondaries Other Businesses $10.8 $5.5 $7.1 $113.2 $151.3 $43.0 $47.7 $166.6 $215.3 Q2-25 Q1-26 Q2-26 $215.3 $58.6 $72.0 $38.6 $46.1 $46.8 $166.6 $43.0 $50.5 $27.5 $45.6 $153.8 $52.5 $6.2 $10.8 $223.3 $38.5 $76.5 $61.5 $223.3 Publicly-Traded Funds Perpetual Wealth Funds Private Commingled Funds Managed Accounts

10 11% 9% 7% 6% 51% 16% 21% 8% 20% 5% 40% 6% AUM and Management Fees by Type 84% 1) Long-dated funds generally have a contractual life of five years or more at inception. For the quarter ended June 30, 2026: • 84% of assets under management were perpetual capital or long-dated funds • 94% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 94% Perpetual Capital - Publicly-Traded Funds Perpetual Capital - Perpetual Wealth Funds Perpetual Capital - Private Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds1 Other

11 Q2-25 Q1-26 Q2-26 Available Capital and AUM Not Yet Paying Fees Available Capital as of June 30, 2026 was $170.0 billion, an increase of 13% from prior year • The increase of $19.2 billion was primarily driven by: – commitments to our alternative credit, real estate, private equity secondaries and infrastructure strategies Available Capital AUM Not Yet Paying Fees Q2-25 Q1-26 Q2-26 ($ in billions) ($ in billions) Credit Real Assets Secondaries Private Equity Other Businesses $0.6 $103.1 $4.2 $32.4 $10.5 $14.4 $35.1 $4.7 $103.9 $170.0 $14.1 $39.0 $4.7 $112.2 $78.4 $3.4 $17.8 $5.2 $104.8 $101.7 $6.1 $20.4 $1.2 $74.0 $114.0 $6.2 $23.8 $1.1 $82.9 $150.8 $158.1 AUM Not Yet Paying Fees as of June 30, 2026 was $114.0 billion, an increase of 9% from prior year • The increase of $9.2 billion was primarily driven by: – commitments to our alternative credit, real estate and infrastructure strategies, partially offset by net deployment in our U.S. and European direct lending strategies

AUM Not Yet Paying Fees

As of June 30, 2026, AUM Not Yet Paying Fees includes $92.6 billion of AUM available for future deployment[1] and $4.1 billion of development assets not yet stabilized[2] that could collectively generate approximately $828.2 million in potential incremental annual management fees

- The $92.6 billion of AUM Not Yet Paying Fees available for future deployment primarily includes $29.1 billion in U.S. direct lending funds, $16.7 billion in alternative credit funds, $15.0 billion in European direct lending funds, $10.0 billion in real estate funds, $6.5 billion in opportunistic credit funds, $6.2 billion in infrastructure funds, $3.1 billion in APAC credit funds and $2.5 billion in credit secondaries funds

AUM Not Yet Paying Fees

($ in billions)



$114.0
$92.6
$15.6
$4.1
$1.7
Capital Available for Future Deployment¹
Capital Available for Deployment for Follow-on Investments³
Development Assets Not Yet Stabilized²
Funds in or Expected to Be in Wind-down

AUM Not Yet Paying Fees Available for Future Deployment

($ in billions)



$0.4
$4.9
$16.2
$92.6
$71.1
Credit
Real Assets
Secondaries
Private Equity

1) No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of June 30, 2026 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. AUM available for future deployment could generate approximately $807.4 million in potential incremental annual management fees. Reference to the $807.4 million includes approximately $26.7 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at June 30, 2026. Note that no potential Part I Fees are reflected in any of the amounts above.
2) Development assets not yet stabilized includes real estate fund assets that are in the development stage as well as capital available to be committed to future development projects. Upon completion of development, management fees generally increase with a change in fee base, in fee rate or both. As of June 30, 2026, development assets not yet stabilized could generate approximately $20.8 million in potential incremental annual management fees. There is no assurance such assets will be stabilized.
3) Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing investments. As of June 30, 2026, capital available for deployment for follow-on investments could generate approximately $157.7 million in additional potential annual management fees. There is no assurance such capital will be invested.

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Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM as of June 30, 2026 was $352.5 billion, an increase of 16% from prior year

- The increase of $48.7 billion was primarily driven by commitments to funds across our alternative credit, real estate, infrastructure, U.S. and European direct lending, private equity secondaries and opportunistic credit strategies

Incentive Generating AUM[1] as of June 30, 2026 was $169.0 billion, an increase of 21% from prior year

- The increase of $29.9 billion was primarily driven by deployment of capital within real estate funds and credit funds that are generating returns in excess of their hurdle rates as of June 30, 2026

Of the $241.8 billion of Incentive Eligible AUM that is currently invested, 70% is Incentive Generating AUM

- Excluding the Incentive Eligible AUM associated with Part II Fees,[2] 86% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM

Incentive Eligible AUM

($ in billions)



$303.8
$1.9
$20.4
$22.8
$53.1
$205.6
$333.6
$1.6
$20.5
$30.3
$64.4
$216.8
$352.5
$1.8
$20.3
$31.2
$71.7
$227.5
Q2-25
Q1-26
Q2-26
Credit
Real Assets
Secondaries
Private Equity
Other Businesses

Q2-26 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in billions)	Credit[3]	Real Assets[3]	Secondaries[3]	Private Equity	Other Businesses	Total
Incentive Generating AUM	**$106.6**	**$38.1**	**$13.9**	**$8.6**	**$1.8**	**$169.0**
+ Uninvested IEAUM	76.7	14.7	13.9	5.4	—	110.7
+ IEAUM below hurdle	4.2	13.9	3.4	6.3	—	27.8
+ Part II Fees below hurdle[2]	40.0	5.0	—	—	—	45.0
Incentive Eligible AUM	**$227.5**	**$71.7**	**$31.2**	**$20.3**	**$1.8**	**$352.5**

1) Incentive Generating AUM includes $75.7 billion of AUM from funds generating unrealized incentive fees that are not recognized by Ares until such fees are crystallized or no longer subject to reversal.
2) Represents Incentive Eligible AUM associated with Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception.
3) Includes $44.3 billion of perpetual capital IGAUM that could generate fee related performance revenues, composed of $24.0 billion within the Credit Group, $14.4 billion within the Real Assets Group and $5.9 billion within the Secondaries Group.

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14 $23.7 $7.6 $1.9 $0.1 $2.6 Q2-25 Q1-26 Q2-26 Q2-26 Gross Capital Deployment Capital Deployment ($ in billions) (2) Capital Deployment in Drawdown Funds ($ in billions) $8.9 $2.5 $13.0 $11.1 $0.1 $4.0 $17.2 $15.2 $3.3 $10.4 $1.4 Credit Real Assets Secondaries Private Equity Other Businesses $1.2 $35.9 $0.8 $0.9 Total Gross Capital Deployment during Q2-26 was $35.9 billion compared to $26.9 billion during Q2-25 • Deployment by our drawdown funds was $15.2 billion in Q2-26 compared to $13.0 billion in Q2-25 – Of our drawdown funds, the investment strategies with the highest deployment were U.S. and European direct lending, alternative credit and real estate strategies • Deployment by our perpetual capital vehicles was $21.0 billion in Q2-26 compared to $13.0 billion in Q2-25 – Of our perpetual capital vehicles, the investment strategies with the highest deployment were U.S. and European direct lending, alternative credit, infrastructure and insurance strategies $0.8 $0.0

Credit Group[2]

- Management and other fees increased by 14% for Q2-26 compared to Q2-25, primarily driven by higher management fees from deployment within our U.S. and European direct lending and alternative credit strategies and by capital raised by our perpetual wealth vehicles
- Fee Related Earnings increased by 17% for Q2-26 compared to Q2-25, primarily driven by the increase in management fees
- Realized Income increased by 25% for Q2-26 compared to Q2-25, primarily driven by the increase in Fee Related Earnings and realized net performance income of $47.4 million from ACE V following the end of its investment period in 2025
- Gross Capital Deployment totaled $23.7 billion for Q2-26, primarily consisting of $12.4 billion in U.S. direct lending, $4.4 billion in alternative credit, $4.2 billion in European direct lending and $1.9 billion in liquid credit

Financial Summary and Highlights

$ in thousands	Q2-26	Q2-25	% Change	YTD-26	YTD-25	% Change
Management and other fees	$721,308	$630,503	14%	$1,421,070	$1,226,497	16%
Fee related performance revenues	1,081	314	244	6,337	18,709	(66)
Fee Related Earnings	**$498,453**	**$426,310**	**17**	**$975,889**	**$834,904**	**17**
Realized Income	**$543,808**	**$435,494**	**25**	**$1,086,724**	**$867,433**	**25**

$ in billions	Q2-26	Q2-25	% Change
Gross Capital Deployment	**$23.7**	**$20.6**	**15%**
AUM	**440.5**	**377.1**	**17**
FPAUM	**266.1**	**228.2**	**17**

ARES Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 39 for additional information.

15

Real Assets Group[2]

- Management fees increased by 15% for Q2-26 compared to Q2-25, primarily from capital raised by our open-ended core infrastructure fund, including Part I Fees, from capital raised by our diversified non-traded REIT and commitments to US XI
  - Management fees in Q2-25 included catch-up fees of $3.1 million primarily from ACIP II
- Other fees increased by 28% for Q2-26 compared to Q2-25, primarily due to leasing fees from our Japanese data center development fund in Q2-26
- Fee Related Earnings increased by 30% for Q2-26 compared to Q2-25, primarily due to the increases in management and other fees
- Realized Income increased by 48% for Q2-26 compared to Q2-25, primarily driven by the increase in Fee Related Earnings and realized gains of $23.8 million from the settlement of foreign currency hedges related to capital interests we hold in Japanese real estate equity funds
- Gross Capital Deployment totaled $7.6 billion for Q2-26, consisting of $4.0 billion in real estate and $3.6 billion in infrastructure

Financial Summary and Highlights

$ in thousands	Q2-26	Q2-25	% Change	YTD-26	YTD-25[3]	% Change
Management fees	$202,590	$175,924	15%	$399,216	$306,377	30%
Other fees	62,318	48,558	28	109,070	69,938	56
Fee related performance revenues	354	147	141	2,955	147	NM
Fee Related Earnings	**$147,188**	**$113,645**	**30**	**$279,157**	**$187,924**	**49**
Realized Income	**$144,400**	**$97,648**	**48**	**$255,173**	**$185,245**	**38**

$ in billions	Q2-26	Q2-25	% Change
Gross Capital Deployment	**$7.6**	**$3.0**	**153%**
AUM	**151.2**	**129.8**	**17**
FPAUM	**88.6**	**79.5**	**12**

ARES

Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 40 for additional information.

16

Secondaries Group[3]

- Management and other fees increased by 9% for Q2-26 compared to Q2-25, primarily driven by higher management fees from capital raised by APMF
  - Management fees in Q2-25 included catch-up fees of $3.2 million from ASIS III
- Fee related performance revenues increased by 141% for Q2-26 compared to Q2-25, driven by higher incentive fees earned from APMF due to NAV appreciation
- Fee Related Earnings increased by 21% for Q2-26 compared to Q2-25, primarily due to the increases in fee related performance revenues and management fees
- Realized Income increased by 23% for Q2-26 compared to Q2-25, primarily driven by the increase in Fee Related Earnings
- Gross Capital Deployment totaled $1.9 billion for Q2-26, primarily consisting of $0.8 billion in private equity secondaries, $0.4 billion in real estate secondaries and $0.4 billion in credit secondaries

Financial Summary and Highlights

$ in thousands	Q2-26	Q2-25	% Change	YTD-26	YTD-25	% Change
Management and other fees	$73,679	$67,444	9%	$145,739	$125,216	16%
Fee related performance revenues	39,094	16,236	141	50,793	25,892	96
Fee Related Earnings	**$60,908**	**$50,537**	**21**	**$115,541**	**$91,121**	**27**
Realized Income	**$59,697**	**$48,715**	**23**	**$112,895**	**$88,386**	**28**

$ in billions	Q2-26	Q2-25	% Change
Gross Capital Deployment	**$1.9**	**$1.0**	**90%**
AUM	**44.2**	**33.9**	**30**
FPAUM	**31.5**	**24.5**	**28**

ARES

Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 42 for additional information.

17

18 • Management and other fees increased by 7% for Q2-26 compared to Q2-25, primarily driven by management fees from ACOF VII which started generating fees in Q4-25, partially offset by lower fees from ACOF VI due to the step down in fee rate and change in fee base beginning in Q1-26 following the commencement of fees for ACOF VII • Fee Related Earnings increased by 55% for Q2-26 compared to Q2-25, primarily due to lower operating expenses and the increase in management fees • Realized Income decreased by 6% for Q2-26 compared to Q2-25, resulting from a decrease in realized net performance income of $6.4 million • Gross Capital Deployment totaled $0.1 billion for Q2-26 in corporate private equity Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 43 for additional information. Financial Summary and Highlights Private Equity Group2 $ in thousands Q2-26 Q2-25 % Change YTD-26 YTD-25 % Change Management and other fees $34,477 $32,201 7% $68,096 $64,596 5% Fee Related Earnings $15,303 $9,846 55 $30,160 $24,153 25 Realized Income $12,146 $12,858 (6) $30,759 $23,085 33 $ in billions Q2-26 Q2-25 % Change Gross Capital Deployment $0.1 $0.8 (88)% AUM 24.5 23.8 3 FPAUM 13.9 11.0 27

Supplemental Details

Financial Details – Segments

$ in thousands	Credit Group	Real Assets Group	Secondaries Group	Private Equity Group	Other	Operations Management Group	Total[1]
				Three months ended June 30, 2026			
Management fees	$703,460	$202,590	$71,875	$33,800	$18,291	$—	$1,030,016
Fee related performance revenues	1,081	354	39,094	—	—	—	40,529
Other fees	17,848	62,318	1,804	677	136	9,179	91,962
Compensation and benefits	(180,162)	(80,545)	(17,171)	(14,102)	(8,933)	(153,045)	(453,958)
Compensation and benefits—fee related performance compensation	1,662	(215)	(20,187)	—	—	—	(18,740)
General, administrative and other expenses	(45,436)	(37,314)	(14,507)	(5,072)	(2,880)	(93,545)	(198,754)
Fee related earnings	**498,453**	**147,188**	**60,908**	**15,303**	**6,614**	**(237,411)**	**491,055**
Performance income—realized	128,422	5,946	—	5,961	—	—	140,329
Performance related compensation—realized	(80,091)	(3,402)	—	(5,933)	—	—	(89,426)
Realized net performance income	**48,331**	**2,544**	**—**	**28**	**—**	**—**	**50,903**
Investment income (loss)—realized	(676)	26,433	800	289	2,285	(448)	28,683
Interest income	490	301	16	1	921	1,314	3,043
Interest expense	(2,790)	(32,066)	(2,027)	(3,475)	(11,748)	(77)	(52,183)
Realized net investment income (loss)	**(2,976)**	**(5,332)**	**(1,211)**	**(3,185)**	**(8,542)**	**789**	**(20,457)**
Realized income	**$543,808**	**$144,400**	**$59,697**	**$12,146**	**($1,928)**	**($236,622)**	**$521,501**

$ in thousands	Credit Group	Real Assets Group	Secondaries Group	Private Equity Group	Other	Operations Management Group	Total[1]
				Three months ended June 30, 2025			
Management fees	$617,141	$175,924	$61,643	$31,767	$13,810	$—	$900,285
Fee related performance revenues	314	147	16,236	—	—	—	16,697
Other fees	13,362	48,558	5,801	434	132	7,831	76,118
Compensation and benefits	(160,001)	(80,200)	(16,690)	(16,796)	(6,470)	(134,645)	(414,802)
Compensation and benefits—fee related performance compensation	(204)	(89)	(6,377)	—	—	—	(6,670)
General, administrative and other expenses	(44,302)	(30,695)	(10,076)	(5,559)	(2,708)	(69,177)	(162,517)
Fee related earnings	**426,310**	**113,645**	**50,537**	**9,846**	**4,764**	**(195,991)**	**409,111**
Performance income—realized	21,915	3,681	—	29,958	—	—	55,554
Performance related compensation—realized	(13,248)	(2,317)	—	(23,506)	—	—	(39,071)
Realized net performance income	**8,667**	**1,364**	**—**	**6,452**	**—**	**—**	**16,483**
Investment income (loss)—realized	4,096	6,544	17	369	2,107	(893)	12,240
Interest income	1,135	665	23	1	1,085	646	3,555
Interest expense	(4,714)	(24,570)	(1,862)	(3,810)	(8,613)	(6)	(43,575)
Realized net investment income (loss)	**517**	**(17,361)**	**(1,822)**	**(3,440)**	**(5,421)**	**(253)**	**(27,780)**
Realized income	**$435,494**	**$97,648**	**$48,715**	**$12,858**	**($657)**	**($196,244)**	**$397,814**

1) Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 37-38.

ARES 20

Financial Details – Segments

$ in thousands	Credit Group	Real Assets Group	Secondaries Group	Private Equity Group	Other	Operations Management Group	Total[1]
				Six months ended June 30, 2026			
Management fees	$1,388,123	$399,216	$142,150	$66,919	$35,179	$—	$2,031,587
Fee related performance revenues	6,337	2,955	50,793	—	—	—	60,085
Other fees	32,947	109,070	3,589	1,177	186	18,960	165,929
Compensation and benefits	(353,223)	(159,268)	(33,055)	(27,886)	(16,897)	(303,117)	(893,446)
Compensation and benefits—fee related performance compensation	(1,514)	(1,583)	(24,802)	—	—	—	(27,899)
General, administrative and other expenses	(96,781)	(71,233)	(23,134)	(10,050)	(5,443)	(174,156)	(380,797)
Fee related earnings	**975,889**	**279,157**	**115,541**	**30,160**	**13,025**	**(458,313)**	**955,459**
Performance income—realized	294,650	17,609	—	41,618	—	—	353,877
Performance related compensation—realized	(182,340)	(10,802)	—	(34,496)	—	—	(227,638)
Realized net performance income	**112,310**	**6,807**	**—**	**7,122**	**—**	**—**	**126,239**
Investment income (loss)—realized	3,348	31,879	969	367	4,479	(579)	40,463
Interest income	1,322	485	35	1	921	2,255	5,019
Interest expense	(6,145)	(63,155)	(3,650)	(6,891)	(22,889)	(213)	(102,943)
Realized net investment income (loss)	**(1,475)**	**(30,791)**	**(2,646)**	**(6,523)**	**(17,489)**	**1,463**	**(57,461)**
Realized income	**$1,086,724**	**$255,173**	**$112,895**	**$30,759**	**$(4,464)**	**$(456,850)**	**$1,024,237**

$ in thousands	Credit Group	Real Assets Group	Secondaries Group	Private Equity Group	Other	Operations Management Group	Total[1]
				Six months ended June 30, 2025			
Management fees	$1,202,537	$306,377	$119,293	$63,765	$26,689	$—	$1,718,661
Fee related performance revenues	18,709	147	25,892	—	—	—	44,748
Other fees	23,960	69,938	5,923	831	268	13,368	114,288
Compensation and benefits	(311,784)	(136,902)	(31,093)	(30,627)	(13,533)	(251,113)	(775,052)
Compensation and benefits—fee related performance compensation	(13,168)	(89)	(10,345)	—	—	—	(23,602)
General, administrative and other expenses	(85,350)	(51,547)	(18,549)	(9,816)	(4,191)	(133,203)	(302,656)
Fee related earnings	**834,904**	**187,924**	**91,121**	**24,153**	**9,233**	**(370,948)**	**776,387**
Performance income—realized	76,027	68,986	—	35,989	—	—	181,002
Performance related compensation—realized	(47,506)	(49,124)	—	(26,857)	—	—	(123,487)
Realized net performance income	**28,521**	**19,862**	**—**	**9,132**	**—**	**—**	**57,515**
Investment income (loss)—realized	9,475	14,463	155	(4,233)	4,637	(562)	23,935
Interest income	5,555	3,283	980	2,023	12,773	1,249	25,863
Interest expense	(11,022)	(40,287)	(3,870)	(7,990)	(16,531)	(262)	(79,962)
Realized net investment income (loss)	**4,008**	**(22,541)**	**(2,735)**	**(10,200)**	**879**	**425**	**(30,164)**
Realized income	**$867,433**	**$185,245**	**$88,386**	**$23,085**	**$10,112**	**$(370,523)**	**$803,738**

ARES 1) Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 37-38.

21

Realized Income per Share Data

$ in thousands, except share data	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
After-tax Realized Income				
Realized Income before taxes	$521,501	$397,814	$1,024,237	$803,738
Entity level foreign, state and local taxes	(15,949)	(13,845)	(28,508)	(22,650)
Realized Income before corporate income taxes	**505,552**	**383,969**	**995,729**	**781,088**
Corporate income taxes[1]	(37,983)	(16,081)	(75,744)	(31,769)
After-tax Realized Income	**$467,569**	**$367,888**	**$919,985**	**$749,319**
After-tax Realized Income per share[2]	**$1.36**	**$1.07**	**$2.67**	**$2.20**
After-tax Realized Income per share of Class A and non-voting common stock				
Realized Income before corporate income taxes	$505,552	$383,969	$995,729	$781,088
x Average ownership % of Ares Operating Group	68.61%	67.03%	68.37%	66.39%
Realized Income before corporate income taxes attributable to Class A and non-voting common stockholders	**$346,859**	**$257,374**	**$680,817**	**$518,559**
Corporate income taxes[1]	(37,983)	(16,081)	(75,744)	(31,769)
After-tax Realized Income attributable to Class A and non-voting common stockholders	**$308,876**	**$241,293**	**$605,073**	**$486,790**
After-tax Realized Income per share of Class A and non-voting common stock[3]	**$1.29**	**$1.03**	**$2.53**	**$2.12**

1) Corporate income taxes represent accrued corporate taxes, net of deductions, to be paid or benefits to be received by Ares:
- Corporate income taxes exclude the effects of $16.1 million and $29.1 million for Q2-26 and Q2-25, respectively, and $21.9 million and $20.2 million for YTD-26 and YTD-25, respectively, of deferred income tax, primarily related to net unrealized performance income and net unrealized investment income, as these incomes have been excluded from RI.
- The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, payment of certain placement fees and amortization of intangibles.
- Tax deductions associated with the vesting of restricted stock units reduced our current tax provision by $22.4 million and $30.0 million for Q2-26 and Q2-25, respectively, and $43.2 million and $59.3 million for YTD-26 and YTD-25, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.09 and $0.13 for Q2-26 and Q2-25, respectively, and $0.18 and $0.26 for YTD-26 and YTD-25, respectively, and decreased the RI cash tax rate by 6.3% and 11.2% for Q2-26 and Q2-25, respectively, and 6.1% and 11.0% for YTD-26 and YTD-25, respectively, from the Company's statutory tax rate of 23.4% for both Q2-26 and YTD-26 and 23.5% for both Q2-25 and YTD-25, respectively.
- Corporate income taxes represent the current portion of our GAAP tax provision and is presented before giving effect to the tax benefits recorded in connection with the Tax Receivable Agreement ("TRA"). As a result, a higher corporate income tax is used to calculate after-tax RI per share than the current taxes paid by the Company. The current tax benefits associated with the TRA, which represent 85.0% of the tax benefits, were $8.6 million, $6.3 million and $16.1 million, $12.6 million for Q2-26, Q2-25 and YTD-26, YTD-25, respectively.

2) Weighted-average shares used for after-tax RI per share for Q2-26 and Q2-25 were 344,767,937 and 344,928,366, respectively. YTD after-tax realized income per share represents the sum of the last two quarters. Please refer to slide 23 for additional information.
3) Weighted-average shares used for after-tax RI per share of Class A and non-voting common stock for Q2-26 and Q2-25 were 239,604,119 and 234,331,758, respectively. YTD after-tax realized income per share represents the sum of the last two quarters. Please refer to slide 23 for additional information.

ARES
22

Weighted-Average Shares

	Q2-26		Q2-25	
	Total Shares	Common Shares, As Adjusted[1]	Total Shares	Common Shares, As Adjusted[1]
Weighted-average shares of Class A and non-voting common stock	226,304,870	226,304,870	218,915,599	218,915,599
Ares Operating Group Units exchangeable into shares of Class A common stock[2]	103,553,714	—	107,684,921	—
Dilutive effect of Series B mandatory convertible preferred stock[3]	9,780,000	9,780,000	9,496,523	9,496,523
Dilutive effect of unvested restricted common units[3]	5,129,353	3,519,249	8,831,323	5,919,636
Total Weighted-Average Shares Used For Realized Income[4]	**344,767,937**	**239,604,119**	**344,928,366**	**234,331,758**

1) Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (68.61% and 67.03% as of June 30, 2026 and 2025, respectively).
2) Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
3) We apply the if-converted and treasury stock methods to determine the dilutive weighted-average common shares represented by (i) our Series B mandatory convertible preferred stock convertible to shares of Class A common stock; and (ii) restricted units to be settled in shares of Class A common stock. Under the if-converted method, shares of our Series B mandatory convertible preferred stock are presumed to be converted to shares of Class A common stock as of the beginning of the period, thus increasing the weighted-average number of shares and the dilutive effect of these securities. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
4) Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation or winding up of Ares.

ARES
23

Balance Sheet

Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income

$ in millions		As of June 30, 2026
Cash and cash equivalents		$557.1
Term debt obligations		2,962.2
Amount drawn on $2,500.0 revolving credit facility ($885.0 available capacity)		1,615.0
	GAAP	Unconsolidated
Corporate investment portfolio[1]	$1,405.1	$3,014.6
Gross accrued performance income[2]	4,141.1	4,269.1
Net accrued performance income[2]	1,018.5	1,146.5

Financial Strength Metrics

BBB+ / A-[3]
Rated by S&P and Fitch

$1,442.1 million
Available Liquidity[4]

Net Accrued Performance Income by Group[2]



December 31, 2025
2%
4%
19%
$1,021.4
million
74%
June 30, 2026
1%
2%
23%
$1,018.5
million
78%
Credit
Real Assets
Secondaries
Private Equity

Net Accrued Performance Income Rollforward

($ in millions)



$1,021.4
$67.1
$70.0
$1,018.5
Q4-25
(+) Net Change in Unrealized
(-) Net Realizations
Q2-26

1) Unconsolidated investments include $1,658.9 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and exclude $49.4 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $4,141.1 million.
2) As of December 31, 2025, gross and net accrued performance income on a GAAP basis was $3,972.7 million and $1,021.4 million, respectively, and on an unconsolidated basis was $4,057.9 million and $1,106.6 million, respectively. The unconsolidated basis includes $128.0 million and $85.2 million, respectively, of accrued performance income as of June 30, 2026 and December 31, 2025 related to our Consolidated Funds that has been eliminated upon consolidation. Net accrued performance income represents accrued carried interest allocation and excludes net performance income—realized that has been recognized but not yet received by the Company as of the reporting date.
3) Represents ratings as of June 30, 2026.
4) Represents only our cash, cash equivalents and available capacity on our revolving credit facility as of June 30, 2026.

ARES
24

25 Balance Sheet Investments by Strategy1 $ in millions As of June 30, 2026 As of December 31, 2025 Credit Liquid Credit2 $37.2 $107.3 Alternative Credit 4.1 1.7 Opportunistic Credit 6.1 19.5 U.S. Direct Lending 35.0 72.1 European Direct Lending 4.0 22.5 APAC Credit 1.0 7.9 Credit $87.4 $231.0 Real Assets Real Estate $401.0 $423.6 Infrastructure 38.2 68.6 Real Assets $439.2 $492.2 Secondaries Private Equity Secondaries $154.8 $182.5 Real Estate Secondaries 10.3 11.8 Infrastructure Secondaries 5.0 5.1 Secondaries $170.1 $199.4 Private Equity Corporate Private Equity $503.3 $480.8 APAC Private Equity 2.0 1.8 Private Equity $505.3 $482.6 Other Insurance $614.4 $517.5 Other Investments2 1,198.2 902.1 Other $1,812.6 $1,419.6 Total $3,014.6 $2,824.8 1) As of June 30, 2026, the fair value of our corporate investment portfolio was $1,405.1 million as reported in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $1,658.9 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $49.4 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $4,141.1 million. 2) As of June 30, 2026 and December 31, 2025, our maximum exposure of loss for CLO securities was $55.3 million and $78.4 million, respectively, which represents the fair value of our capital interests in CLOs that are managed by us and included within our liquid credit strategy and other investments.

AUM Rollforward

$ in millions	Credit	Real Assets	Q2-26 AUM Rollforward Secondaries	Private Equity	Other Businesses	Total
Q1-26 Ending Balance	**$422,624**	**$143,384**	**$42,629**	**$24,674**	**$10,942**	**$644,253**
New par/equity commitments	12,887	6,667	1,329	—	1,325	22,208
New debt commitments	10,799	3,072	345	—	—	14,216
Capital reductions	(3,923)	(888)	—	—	—	(4,811)
Distributions	(3,318)	(2,304)	(402)	(551)	(382)	(6,957)
Redemptions	(1,416)	(481)	(130)	—	—	(2,027)
Net allocations among investment strategies	682	407	152	—	(1,241)	—
Change in fund value	2,209	1,373	256	328	271	4,437
Q2-26 Ending Balance	**$440,544**	**$151,230**	**$44,179**	**$24,451**	**$10,915**	**$671,319**
QoQ change	**$17,920**	**$7,846**	**$1,550**	**$(223)**	**$(27)**	**$27,066**

$ in millions	Credit	Real Assets	Q2-26 LTM AUM Rollforward Secondaries	Private Equity	Other Businesses	Total
Q2-25 Ending Balance	**$377,106**	**$129,774**	**$33,949**	**$23,766**	**$7,790**	**$572,385**
Acquisitions	5,544	—	—	856	—	6,400
New par/equity commitments	46,113	21,680	9,118	2,165	6,752	85,828
New debt commitments	35,991	9,441	1,428	—	—	46,860
Capital reductions	(13,184)	(3,346)	(309)	(1)	—	(16,840)
Distributions	(16,218)	(7,023)	(1,309)	(2,464)	(1,540)	(28,554)
Redemptions	(5,150)	(1,542)	(246)	—	(502)	(7,440)
Net allocations among investment strategies	1,142	752	167	—	(2,061)	—
Change in fund value	9,200	1,494	1,381	129	476	12,680
Q2-26 Ending Balance	**$440,544**	**$151,230**	**$44,179**	**$24,451**	**$10,915**	**$671,319**
YoY change	**$63,438**	**$21,456**	**$10,230**	**$685**	**$3,125**	**$98,934**

Credit

AUM increased by 17% from Q2-25, primarily driven by commitments to our drawdown funds across the U.S. and European direct lending and alternative credit strategies and by capital raised by our BDCs and our open-ended European direct lending fund

Real Assets

AUM increased by 17% from Q2-25, primarily driven by commitments to U.S. real estate equity, real estate debt and infrastructure debt funds and by capital raised by our open-ended infrastructure fund

Secondaries

AUM increased by 30% from Q2-25, primarily driven by commitments to our private equity secondaries, infrastructure secondaries and credit secondaries strategies and by capital raised by APMF

Private Equity

AUM increased by 3% from Q2-25, primarily driven by commitments in our corporate private equity strategy and AUM from acquired APAC private equity funds, partially offset by distributions from ACOF V

Other Businesses

AUM increased by 40% from Q2-25, primarily driven by additional managed assets from our insurance platform

ARES

26

FPAUM Rollforward

$ in millions	Credit	Real Assets	Secondaries	Private Equity	Other Businesses	Total
			Q2-26 FPAUM Rollforward			
Q1-26 Ending Balance	**$260,187**	**$87,139**	**$30,189**	**$14,203**	**$7,880**	**$399,598**
Commitments	3,519	2,710	552	—	1,325	8,106
Deployment/increase in leverage	10,058	1,162	440	96	2,580	14,336
Capital reductions	(2,167)	(139)	—	—	—	(2,306)
Distributions	(4,788)	(1,365)	(291)	(349)	(382)	(7,175)
Redemptions	(1,397)	(403)	(130)	—	—	(1,930)
Net allocations among investment strategies	1,316	408	152	—	(1,876)	—
Change in fund value	344	231	638	27	288	1,528
Change in fee basis	(952)	(1,129)	(84)	(70)	—	(2,235)
Q2-26 Ending Balance	**$266,120**	**$88,614**	**$31,466**	**$13,907**	**$9,815**	**$409,922**
QoQ change	**$5,933**	**$1,475**	**$1,277**	**$(296)**	**$1,935**	**$10,324**

$ in millions	Credit	Real Assets	Secondaries	Private Equity	Other Businesses	Total
			Q2-26 LTM FPAUM Rollforward			
Q2-25 Ending Balance	**$228,153**	**$79,495**	**$24,535**	**$10,993**	**$6,381**	**$349,557**
Acquisitions	5,495	—	—	1,118	—	6,613
Commitments	26,367	11,380	5,502	564	4,989	48,802
Deployment/increase in leverage	38,449	7,197	1,980	925	2,929	51,480
Capital reductions	(11,217)	(1,233)	(88)	—	—	(12,538)
Distributions	(18,501)	(6,798)	(830)	(1,344)	(1,477)	(28,950)
Redemptions	(4,774)	(1,464)	(246)	—	—	(6,484)
Net allocations among investment strategies	2,297	748	153	—	(3,198)	—
Change in fund value	(325)	(355)	705	(387)	191	(171)
Change in fee basis	176	(356)	(245)	2,038	—	1,613
Q2-26 Ending Balance	**$266,120**	**$88,614**	**$31,466**	**$13,907**	**$9,815**	**$409,922**
YoY change	**$37,967**	**$9,119**	**$6,931**	**$2,914**	**$3,434**	**$60,365**

Credit

FPAUM increased by 17% from Q2-25, primarily driven by deployment of capital in funds across our U.S. and European direct lending and alternative credit strategies and by capital raised by our BDCs and our open-ended European direct lending fund

Real Assets

FPAUM increased by 12% from Q2-25, primarily driven by commitments to U.S. real estate equity funds and by capital raised by our perpetual wealth funds

Secondaries

FPAUM increased by 28% from Q2-25, primarily driven by capital raised by APMF and by deployment in our credit secondaries strategy and commitments to our infrastructure secondaries strategy

Private Equity

FPAUM increased by 27% from Q2-25, primarily driven by ACOF VII as the fund started generating fees in the fourth quarter of 2025

Other Businesses

FPAUM increased by 54% from Q2-25, primarily driven by additional managed assets from our insurance platform

ARES

27

AUM and FPAUM by Strategy

$ in billions	As of June 30, 2026			
	AUM	% AUM	FPAUM	% FPAUM
Credit				
Liquid Credit	$62.0	14%	$59.8	22%
Alternative Credit	59.1	13	38.9	15
Opportunistic Credit	21.4	5	10.2	4
U.S. Direct Lending[1]	196.7	45	104.2	39
European Direct Lending	89.0	20	48.4	18
APAC Credit	12.3	3	4.6	2
Credit	**$440.5**	**100%**	**$266.1**	**100%**
Real Assets				
Real Estate	$121.3	80%	$71.9	81%
Infrastructure	29.9	20	16.7	19
Real Assets	**$151.2**	**100%**	**$88.6**	**100%**
Secondaries				
Private Equity Secondaries	$24.2	55%	$17.2	55%
Real Estate Secondaries	7.8	18	6.5	21
Infrastructure Secondaries	7.2	16	4.9	23
Credit Secondaries	5.0	11	2.9	1
Secondaries	**$44.2**	**100%**	**$31.5**	**100%**
Private Equity				
Corporate Private Equity	$21.4	87%	$11.8	85%
APAC Private Equity	3.1	13	2.1	15
Private Equity	**$24.5**	**100%**	**$13.9**	**100%**
Other Businesses				
Insurance[2]	$10.8	99%	$9.7	99%
Other	0.1	1	0.1	1
Other Businesses	**$10.9**	**100%**	**$9.8**	**100%**
Total	**$671.3**		**$409.9**	

1) AUM includes ARCC, IHAM, ADLP LLC ("ADLP") and Senior Direct Lending Program LLC ("SDLP") AUM of $36.6 billion, $12.5 billion, $3.2 billion and $3.7 billion, respectively. ARCC's wholly owned portfolio company, IHAM, an SEC-registered investment adviser, manages 24 vehicles as of June 30, 2026. ADLP is a joint venture through which ASIF co-invests with a North American pension fund. SDLP is a joint venture through which ARCC co-invests with Varagon Capital Partners.
2) Excludes $18.3 billion of AUM and $18.0 billion of FPAUM that is sub-advised by Ares and included within other strategies.

ARES 28

Credit Group Fund Performance Metrics

The following table presents the performance data for certain perpetual capital vehicles as of June 30, 2026:

				Returns(%)					
				Quarter-to-Date		Year-to-Date		Since Inception[3]	
$ in millions	Primary Investment Strategy	Year of Inception	AUM	Gross	Net	Gross	Net	Gross	Net
ARCC[4]*	U.S. Direct Lending	2004	$36,555	N/A	1.2	N/A	1.9	N/A	11.8
CADC[5]*	U.S. Direct Lending	2017	8,213	N/A	0.7	N/A	(0.5)	N/A	6.5
Open-ended core alternative credit fund[6]*	Alternative Credit	2021	8,680	2.9	2.1	5.7	4.1	11.9	8.8
ASIF[5]*	U.S. Direct Lending	2023	26,634	N/A	1.9	N/A	1.9	N/A	9.9
Open-ended European direct lending fund[7]*	European Direct Lending	2024	8,706	N/A	2.5	N/A	2.9	N/A	8.8

The following table presents the performance data for certain drawdown funds as of June 30, 2026:

									MoIC		IRR(%)	
$ in millions	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[8]	Unrealized Value[9]	Total Value	Gross[10]	Net[11]	Gross[12]	Net[13]
Funds Deploying Capital												
PCS II*	U.S. Direct Lending	2020	$6,595	$5,114	$4,053	$1,626	$3,979	$5,605	1.4x	1.3x	12.2	8.6
ACE VI Unlevered[14]*	European Direct Lending	2022	24,406	7,439	3,578	315	3,717	4,032	1.2x	1.1x	11.7	8.5
ACE VI Levered[14]*				9,667	3,661	307	3,857	4,164	1.2x	1.2x	17.1	12.2
SDL III Unlevered[15]*	U.S. Direct Lending	2023	28,971	3,311	1,824	153	1,829	1,982	1.1x	1.1x	11.0	8.2
SDL III Levered*				11,959	5,980	698	6,110	6,808	1.2x	1.1x	19.2	13.3
Pathfinder II*	Alternative Credit	2023	7,645	6,612	4,021	250	4,640	4,890	1.3x	1.2x	22.9	16.1

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to the endnotes on slides 39-40 for additional information.

ARES

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

29

Credit Group Fund Performance Metrics (cont'd)

The following table presents the performance data for certain drawdown funds as of June 30, 2026:

$ in millions	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[8]	Unrealized Value[9]	Total Value	MoIC Gross[10]	MoIC Net[11]	IRR(%) Gross[12]	IRR(%) Net[13]
Funds Harvesting Investments												
SSF IV	Opportunistic Credit	2015	$1,196	$1,515	$1,402	$1,325	$1,033	$2,358	1.8x	1.7x	9.5	8.1
ACE III[16]	European Direct Lending	2015	1,691	2,822	2,513	2,694	1,111	3,805	1.6x	1.4x	8.7	6.2
SSG IV	APAC Credit	2016	537	1,181	1,752	1,748	262	2,010	1.2x	1.2x	9.7	6.0
PCS I	U.S. Direct Lending	2017	2,405	3,365	2,653	3,090	806	3,896	1.5x	1.4x	11.2	7.9
SSG V	APAC Credit	2018	1,617	1,878	2,645	2,812	305	3,117	1.3x	1.2x	24.9	15.5
ACE IV Unlevered[17]*	European Direct Lending	2018	4,463	2,851	2,394	2,398	752	3,150	1.4x	1.3x	7.8	5.5
ACE IV Levered[17]*				4,819	4,011	4,139	1,580	5,719	1.6x	1.4x	10.5	7.4
ASOF I	Opportunistic Credit	2019	2,046	3,518	3,136	3,633	1,386	5,019	1.8x	1.6x	18.5	13.9
Pathfinder I	Alternative Credit	2020	3,415	3,683	3,180	1,726	2,636	4,362	1.5x	1.4x	13.3	9.6
ACE V Unlevered[18]*	European Direct Lending	2020	17,086	7,026	5,685	2,212	5,105	7,317	1.4x	1.3x	9.6	7.0
ACE V Levered[18]*				6,376	5,163	2,744	4,657	7,401	1.5x	1.4x	13.4	9.7
SDL II Unlevered*	U.S. Direct Lending	2021	14,146	1,989	1,700	787	1,349	2,136	1.3x	1.3x	10.7	8.5
SDL II Levered*				6,047	4,924	3,350	3,366	6,716	1.5x	1.4x	16.4	12.4
ASOF II*	Opportunistic Credit	2021	8,922	7,128	6,302	755	7,721	8,476	1.5x	1.3x	15.8	11.4

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to the endnotes on slides 39-40 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

ARES 30

Real Assets Group Fund Performance Metrics

The following table presents the performance data for certain perpetual capital vehicles as of June 30, 2026:

				Returns(%)					
				Quarter-to-Date		Year-to-Date		Since Inception[4]	
$ in millions	Primary Investment Strategy	Year of Inception	AUM	Gross	Net	Gross	Net	Gross	Net
Diversified non-traded REIT[5]*	Real Estate	2012	$8,395	N/A	2.2	N/A	5.0	N/A	6.6
J-REIT[6]*	Real Estate	2012	7,256	N/A	N/A	N/A	N/A	N/A	13.0
Industrial non-traded REIT[7]*	Real Estate	2017	7,967	N/A	2.0	N/A	3.8	N/A	8.5
U.S. open-ended industrial real estate equity fund[8]*	Real Estate	2017	7,426	2.2	1.9	4.9	4.2	15.9	13.0
Japanese open-ended industrial real estate equity fund[8]	Real Estate	2020	3,678	0.7	0.4	3.9	3.4	12.7	11.4
Open-ended core infrastructure fund[9]*	Infrastructure	2024	5,794	N/A	2.4	N/A	4.4	N/A	10.5

The following table presents the performance data for certain drawdown funds as of June 30, 2026:

									MoIC		IRR(%)	
$ in millions	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[10]	Unrealized Value[11]	Total Value	Gross[12]	Net[13]	Gross[14]	Net[15]
Fund Deploying Capital												
IDF V[16]	Infrastructure	2020	$5,143	$4,585	$4,907	$2,563	$3,432	$5,995	1.3x	1.2x	12.4	9.8
Funds Harvesting Investments												
EPEP II[17]	Real Estate	2015	107	747	688	741	86	827	1.2x	1.1x	7.8	3.4
EIF V	Infrastructure	2015	643	801	1,439	1,849	561	2,410	1.7x	1.9x	18.7	14.0
US IX	Real Estate	2017	454	1,040	980	1,409	373	1,782	1.8x	1.6x	17.7	14.8
EF V[18]	Real Estate	2018	1,311	1,968	2,012	1,352	1,139	2,491	1.3x	1.1x	7.1	2.6
IDF IV[19]	Infrastructure	2018	1,435	4,012	4,533	3,936	1,210	5,146	1.2x	1.2x	5.5	4.3
AREOF III	Real Estate	2019	1,312	1,697	1,588	1,039	1,021	2,060	1.3x	1.2x	11.1	6.1
EIP II[20]	Real Estate	2020	3,972	1,839	1,811	436	1,512	1,948	1.2x	1.1x	1.9	1.6

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to the endnotes on slides 40-42 for additional information.

ARES

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

31

Secondaries Group Fund Performance Metrics

The following table presents the performance data for certain perpetual capital vehicle as of June 30, 2026:

$ in millions	Primary Investment Strategy	Year of Inception	AUM	Returns(%) Quarter-to-Date Gross	Quarter-to-Date Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[4] Gross	Since Inception[4] Net
APMF[1]*	Private Equity Secondaries	2022	$5,870	N/A	6.9	N/A	10.2	N/A	15.0

The following table presents the performance data for certain drawdown funds as of June 30, 2026:

$ in millions	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[5]	Unrealized Value[6]	Total Value	MoIC Gross[7]	MoIC Net[8]	IRR(%) Gross[9]	IRR(%) Net[10]
Funds Harvesting Investments												
LEP XV[11]	Private Equity Secondaries	2013	$1,057	$3,250	$2,654	$3,103	$419	$3,522	1.5x	1.3x	14.9	9.5
LEP XVI[11]*	Private Equity Secondaries	2016	3,969	4,896	4,479	2,079	3,276	5,355	1.3x	1.2x	11.5	6.8
LREF VIII[11]	Real Estate Secondaries	2016	2,345	3,300	2,682	1,733	1,494	3,227	1.3x	1.2x	11.4	6.6

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to the endnotes on slide 42 for additional information.

For our drawdown funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three-month lag and may not include the impact of economic and market activities occurring in the current reporting period.

ARES

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

32

Private Equity Group Fund Performance Metrics

The following table presents the performance data for certain drawdown funds as of June 30, 2026:

$ in millions	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[3]	Unrealized Value[4]	Total Value	MoIC Gross[5]	MoIC Net[6]	IRR(%) Gross[7]	IRR(%) Net[8]
Funds Deploying Capital												
ACOF VI*	Corporate Private Equity	2020	$8,909	$5,743	$5,977	$2,485	$8,427	$10,912	1.8x	1.5x	19.5	14.6
ACOF VII*	Corporate Private Equity	2023	3,932	3,846	764	—	930	930	NM	NM	NM	NM
Funds Harvesting Investments												
ACOF IV	Corporate Private Equity	2012	585	4,700	4,319	9,562	440	10,002	2.3x	1.8x	18.7	13.4
ACOF V	Corporate Private Equity	2017	4,959	7,850	7,640	5,760	4,563	10,323	1.3x	1.2x	5.8	4.0
AEOF	Corporate Private Equity	2018	224	1,120	977	560	127	687	0.7x	0.6x	(6.6)	(8.7)

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to the endnotes on slide 43 for additional information.

ARES

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

33

Corporate Data

Board of Directors

Michael Arougheti Co-Founder and Chief Executive Officer of Ares	**Ashish Bhutani** Former Chairman and Chief Executive Officer of Lazard Asset Management and Former Vice Chairman of Lazard Ltd	**Antoinette Bush** Former Senior Advisor to News Corp	**Kipp deVeer** Co-President	**Paul G. Joubert** Former Partner at PricewaterhouseCoopers LLP	**David Kaplan** Co-Founder
Michael Lynton Chairman of Snap Inc.	**Eileen Naughton** Former Chief People Officer and Vice President of People Operations at Google, Inc.	**Dr. Judy D. Olian** President Emerita of Quinnipiac University	**Antony P. Ressler** Co-Founder and Executive Chairman of Ares	**Bennett Rosenthal** Co-Founder and Chairman of Private Equity Group	

Executive Officers

Michael Arougheti Co-Founder and Chief Executive Officer	**Kipp deVeer** Co-President	**Blair Jacobson** Co-President	**David Kaplan** Co-Founder	**Jarrod Phillips** Chief Financial Officer	**Antony P. Ressler** Co-Founder and Executive Chairman
Bennett Rosenthal Co-Founder and Chairman of Private Equity Group	**Naseem Sagati Aghili** General Counsel and Corporate Secretary				

Investor Relations Contacts

Greg Mason Partner/Co-Head of Public Markets Investor Relations Tel: (800) 340-6597 gmason@ares.com	**Carl Drake** Partner/Senior Advisor to Public Markets Investor Relations and Corporate Communications Tel: (800) 340-6597 cdrake@ares.com	**Samantha Platt** Vice President Tel: (800) 340-6597 splatt@ares.com	**General IR Contact** Tel (U.S.): (888) 818-5298 Tel (International): (212) 808-1101 IRARES@ares.com Please visit our website at: www.ares.com

ARES

34

35 Corporate Data (cont'd) Research Coverage Autonomous Bank of America Merrill Lynch Barclays BMO Capital Markets Deutsche Bank Goldman Sachs Patrick Davitt (646) 561-6254 Craig Siegenthaler (646) 855-5004 Benjamin Budish (212) 526-2418 Brennan Hawken (646) 648-2408 Brian Bedell (212) 250-6600 Alexander Blostein (212) 357-9976 Jefferies JMP Securities JP Morgan KBW Morgan Stanley Oppenheimer Dan Fannon (415) 229-1523 Brian McKenna (212) 906-3545 Kenneth Worthington (212) 622-6613 Chris Allen (212) 887-7715 Michael Cyprys (212) 761-7619 Chris Kotowski (212) 667-6699 Raymond James RBC Capital Markets Redburn Atlantic TD Cowen UBS Wolfe Research Wilma Burdis (727) 567-9371 Bart Dziarski (416) 842-8611 Nicolas Watts +44 20 7000 2187 Bill Katz (212) 468-7802 Michael Brown (212) 713-1387 Steven Chubak (646) 582-9315 Corporate Headquarters Corporate Counsel Independent Registered Public Accounting Firm Securities Listing Transfer Agent 1800 Avenue of the Stars Suite 1400 Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Kirkland & Ellis LLP Los Angeles, CA Ernst & Young LLP Los Angeles, CA NYSE: ARES Equiniti Trust Company, LLC

Reconciliation and Disclosures

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
Realized Income and Fee Related Earnings:				
Income before taxes	**$385,942**	**$286,938**	**$698,863**	**$427,976**
Adjustments:				
Amortization of intangibles	47,472	52,666	94,578	89,963
Depreciation expense	12,977	10,514	25,565	21,446
Equity compensation expense	151,052	122,814	318,385	259,183
Acquisition-related equity compensation expense[1]	31,727	42,277	68,026	163,770
Acquisition-related compensation expense[2]	28,239	44,305	56,439	66,304
Acquisition and merger-related expense	692	2,791	1,936	37,399
Placement fee adjustment	(8,096)	(1,092)	(14,918)	(1,098)
Change in value of contingent consideration[3]	13,760	25,536	28,030	27,860
Other (income) expense, net[4]	912	1,627	(36,364)	1,829
Income before taxes of non-controlling interests in consolidated subsidiaries	(8,903)	(5,317)	(14,481)	(10,788)
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(74,150)	(4,708)	(107,574)	(62,687)
Total performance income—unrealized	(124,837)	(300,592)	(216,872)	(365,035)
Total performance related compensation—unrealized	123,748	207,731	205,170	248,281
Total net investment income—unrealized	(59,034)	(87,676)	(82,546)	(100,665)
Realized Income	**521,501**	**397,814**	**1,024,237**	**803,738**
Total performance income—realized	(140,329)	(55,554)	(353,877)	(181,002)
Total performance related compensation—realized	89,426	39,071	227,638	123,487
Total net investment loss—realized	20,457	27,780	57,461	30,164
Fee Related Earnings	**$491,055**	**$409,111**	**$955,459**	**$776,387**

Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of stockholders to analyze our performance.

1) Represents equity compensation expense associated with certain acquisitions for a portion of the purchase price that is required to be recorded as employee compensation.
2) Represents bonus payments, a portion of contingent liabilities (earnouts) and other costs recorded in connection with various acquisitions that are recorded as compensation expense.
3) The change in value of contingent consideration primarily reflects progress toward achieving the earnouts established in connection with the acquisition of GCP International.
4) For YTD-26, other income includes a bargain purchase gain of $37.3 million from the acquisition of BlueCove Limited.

ARES
37

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

$ in thousands	Three months ended June 30, 2026	Three months ended June 30, 2025	Six months ended June 30, 2026	Six months ended June 30, 2025
Performance income and net investment income reconciliation:				
Carried interest allocation	$249,914	$323,901	$396,545	$483,909
Incentive fees	42,753	23,079	204,687	55,127
Carried interest allocation and incentive fees	**292,667**	**346,980**	**601,232**	**539,036**
Performance income—realized from Consolidated Funds	—	262	—	272
Fee related performance revenues	(40,529)	(16,697)	(60,085)	(44,748)
Total performance income—unrealized	(111,777)	(293,758)	(187,694)	(353,083)
Performance (income) loss of non-controlling interests in consolidated subsidiaries	(32)	18,767	424	39,525
Performance income—realized[1]	**$140,329**	**$55,554**	**$353,877**	**$181,002**
Total consolidated other income	**$137,309**	**$74,388**	**$222,257**	**$140,949**
Net investment income of Consolidated Funds	(131,031)	(134,734)	(237,987)	(219,356)
Principal investment income	18,442	91,377	47,454	118,216
Change in value of contingent consideration[2]	13,760	25,536	28,030	27,860
Other (income) expense, net[3]	912	1,627	(36,364)	1,829
Other expense (income) of non-controlling interests in consolidated subsidiaries	(815)	1,702	1,695	1,003
Investment income—unrealized	(59,034)	(87,676)	(82,546)	(100,665)
Total realized net investment loss	**$(20,457)**	**$(27,780)**	**$(57,461)**	**$(30,164)**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of stockholders to analyze our performance.

1) Performance income–realized is presented on a gross basis and excludes amounts payable to our professionals, among other expenses, which are reflected as performance related compensation–realized. Performance related compensation on a GAAP basis differs from performance related compensation–realized because it also includes fee related performance compensation, performance related compensation–unrealized and performance related compensation attributable to non-controlling interests.
2) The change in value of contingent consideration primarily reflects progress toward achieving the earnouts established in connection with the acquisition of GCP International.
3) For YTD-26, other income includes a bargain purchase gain of $37.3 million from the acquisition of BlueCove Limited.

ARES

38

39 Credit Group 1) Composite returns are calculated by asset-weighting the underlying fund-level time-weighted returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the alternative credit strategy is represented by the composite made up of Pathfinder I and Pathfinder II. The net returns were 2.9% for Q2-26 and 11.2% for Q2-26 LTM. • Performance for the opportunistic credit strategy is represented by the composite made up of ASOF I and ASOF II. The net fund-level returns were 1.7% for Q2-26 and 6.0% for Q2-26 LTM. • Performance for the U.S. senior direct lending strategy is represented by the composite made up of SDL II and SDL III levered feeder funds. The net returns were 1.7% for Q2-26 and 7.7% for Q2-26 LTM. The gross and net returns for the composite made up of the SDL II and SDL III unlevered feeder funds were 1.9% and 1.4% for Q2-26, respectively, and 8.2% and 6.2% for Q2-26 LTM, respectively. • Performance for the U.S. junior direct lending strategy is represented by the composite made up of PCS I and PCS II. The net returns were (0.2)% for Q2-26 and 5.8% for Q2-26 LTM. • Performance for the European direct lending strategy is represented by the composite made up of ACE IV, ACE V and ACE VI levered Euro-denominated feeder funds. Returns presented on slide 6 for the European direct lending composite are Euro-denominated as this is the base denomination of the funds. The net returns were 0.9% for Q2-26 and 5.3% for Q2-26 LTM. The gross and net returns for the composite made up of ACE IV, ACE V and ACE VI U.S. Dollar denominated feeder funds were 1.6% and 1.0% for Q2-26, respectively, and 10.1% and 7.1% for Q2-26 LTM, respectively. • Performance for the APAC credit strategy is represented by the composite made up of SSG V and SSG VI. The net returns were 1.5% for Q2-26 and 13.2% for Q2-26 LTM. 2) The Credit Group had ~645 investment and investor relations professionals, ~330 active funds, ~2,000 portfolio companies and ~1,950 alternative credit investments as of June 30, 2026. 3) Since inception returns are annualized. 4) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund’s NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. Investment Group Highlights and Fund Performance Endnotes 10) The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11) The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12) The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 13) The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC and ASIF can be found in their respective filings with the SEC, which are not part of this report. 6) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. The fund is made up of a Main Class (“Class M”) and a Constrained Class (“Class C”). Class M includes investors electing to participate in all investments and Class C includes investors electing to be excluded from exposure to liquid investments. Returns presented in the table are for onshore Class M. The current quarter gross and net returns for Class M (offshore) are 3.0% and 2.1%, respectively. The year-to-date gross and net returns for Class M (offshore) are 5.8% and 4.0%, respectively. The since inception gross and net returns for Class M (offshore) are 11.8% and 8.4%, respectively. The current quarter gross and net returns for Class C (offshore) are 2.7% and 1.9%, respectively. The year-to-date gross and net returns for Class C (offshore) are 5.2% and 3.7%, respectively. The since inception gross and net returns for Class C (offshore) are 11.3% and 8.1%, respectively. Metrics for the rated note feeder funds are not shown separately. 7) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for the Euro hedged distributing institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees, and currency hedging. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. 8) For funds other than our opportunistic credit funds, realized value represents the sum of all cash distributions to all partners and if applicable, excludes tax and incentive distributions made to the general partner. For our opportunistic credit funds, realized value represents the sum of all cash distributions to the fee-paying limited partners and if applicable, excludes tax and incentive distributions made to the general partner. 9) Unrealized value represents the fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. For funds other than our opportunistic credit funds, the unrealized value is based on all partners. For our opportunistic credit funds, the unrealized value is based on the fee-paying limited partners. The tables for each of the investment group highlights on slides 15-18 are a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segments” on slides 20-21 for complete financial results

40 Credit Group (cont’d) 14) ACE VI is made up of six parallel funds, four denominated in Euros and two denominated in GBP: ACE VI (E) Unlevered, ACE VI (E) II Unlevered, ACE VI (G) Unlevered, ACE VI (E) Levered, ACE VI (E) II Levered and ACE VI (G) Levered, and three feeder funds: ACE VI (D) Levered, ACE VI (Y) Unlevered and ACE VI (D) Rated Notes. ACE VI (E) II Levered includes ACE VI (D) Levered feeder fund and ACE VI (E) II Unlevered includes ACE VI (Y) Unlevered and ACE VI (D) Rated Notes feeder funds. The gross and net IRR and gross and net MoIC presented in the table are for ACE VI (E) Unlevered and ACE VI (E) Levered. Metrics for ACE VI (E) II Levered exclude the ACE VI (D) Levered feeder fund and metrics for ACE VI (E) II Unlevered exclude ACE VI (Y) Unlevered and ACE VI (D) Rated Notes feeder funds. The gross and net IRR for ACE VI (G) Unlevered are 13.6% and 9.8%, respectively. The gross and net MoIC for ACE VI (G) Unlevered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE VI (G) Levered are 21.2% and 12.6%, respectively. The gross and net MoIC for ACE VI (G) Levered are 1.3x and 1.2x, respectively. The gross and net IRR for ACE VI (E) II Unlevered are 11.9% and 8.4%, respectively. The gross and net MoIC for ACE VI (E) II Unlevered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE VI (E) II Levered are 18.4% and 12.9%, respectively. The gross and net MoIC for ACE VI (E) II Levered are 1.3x and 1.2x, respectively. The gross and net IRR for ACE VI (D) Levered are 20.0% and 15.3%, respectively. The gross and net MoIC for ACE VI (D) Levered are 1.3x and 1.2x, respectively. The gross and net IRR for ACE VI (Y) Unlevered are 9.7% and 6.5%, respectively. The gross and net MoIC for ACE VI (Y) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (D) Rated Notes are 18.4% and 12.1%, respectively. The gross and net MoIC for ACE VI (D) Rated Notes are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE VI Unlevered and ACE VI Levered are for the combined levered and unlevered parallel funds and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 15) SDL III Unlevered includes investor commitments in three currencies: U.S. Dollars, GBP and Yen. The gross and net IRR and MoIC presented in the table are for investors committed in U.S. Dollars. The gross and net IRR for investors committed in GBP are 11.4% and 8.7%, respectively. The gross and net MoIC for investors committed in GBP are 1.1x and 1.1x, respectively. The gross and net IRR for investors committed in Yen are 7.1% and 4.2%, respectively. The gross and net MoIC for investors committed in Yen are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for SDL III Unlevered are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 16) ACE III is made up of a main fund and two feeder funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. Dollar denominated feeder fund are 9.7% and 7.1%, respectively. The gross and net MoIC for the U.S. Dollar denominated feeder fund are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE III are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Investment Group Highlights and Fund Performance Endnotes (cont'd) Real Assets Group 1) Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the Americas real estate equity strategy is represented by the composite made up of DEV II, AREOF III, AREOF IV, US IX and US X. The net returns were (0.4)% for Q2-26 and 2.3% for Q2-26 LTM. • Performance for the European real estate equity strategy is represented by the composite made up of EPEP II, EPEP III, EF V and EF VI. EF V is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. Returns presented on slide 6 for European real estate equity are shown for the Euro denominated composite as this is the base denomination of the funds. The net returns were (0.2)% for Q2-26 and 0.7% for Q2-26 LTM. The gross and net returns for the U.S. Dollar denominated feeder fund for European real estate equity were (1.6)% and (2.0)% for Q2-26, respectively, and (0.5)% and (2.3)% for Q2-26 LTM, respectively. • Performance for the infrastructure equity strategy is represented by the composite made up of ACIP I and ACIP II. The net returns were 7.3% for Q2-26 and 7.1% for Q2-26 LTM. • Performance for the infrastructure debt strategy is represented by the composite made up of U.S. Dollar denominated hedged feeder funds for IDF III, IDF IV and IDF V. The net returns were 1.2% for Q2-26 and 5.0% for Q2-26 LTM. 2) The Real Assets Group had ~915 investment and investor relations professionals, ~1,400 properties, ~95 infrastructure assets and ~115 active funds as of June 30, 2026. 3) Included results of GCP International following the acquisition close date of March 1, 2025. 4) Since inception returns are annualized. 5) Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. 6) Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at NAV on the semi-annual period-end date. NAVs are calculated semi-annually in February and August, and therefore, only the since inception return is presented. The inception date used in the calculation of the since inception return is the date in which the fund’s investment units began to be listed on the Tokyo Stock Exchange. The since inception return is calculated based on the most recent NAV date. Additional information related to J-REIT can be found in its materials posted to its website, which are not part of this report. 17) ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in GBP: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered and one feeder fund: ACE IV (D) Levered. ACE IV (E) Levered includes the ACE IV (D) Levered feeder fund. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered exclude the U.S. Dollar denominated feeder fund. The gross and net IRR for ACE IV (G) Unlevered are 9.3% and 6.8%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.5x and 1.4x, respectively. The gross and net IRR for ACE IV (G) Levered are 11.9% and 8.4%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.7x and 1.5x, respectively. The gross and net IRR for ACE IV (D) Levered are 11.9% and 8.7%, respectively. The gross and net MoIC for ACE IV (D) Levered are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 18) ACE V is made up of four parallel funds, two denominated in Euros and two denominated in GBP: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered and ACE V (G) Levered, and two feeder funds: ACE V (D) Levered and ACE V (Y) Unlevered. ACE V (E) Levered includes the ACE V (D) Levered feeder fund and ACE V (E) Unlevered includes the ACE V (Y) Unlevered feeder fund. The gross and net IRR and gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Levered exclude the ACE V (D) Levered feeder fund and metrics for ACE V (E) Unlevered exclude the ACE V (Y) Unlevered feeder fund. The gross and net IRR for ACE V (G) Unlevered are 11.3% and 8.5%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.5x and 1.3x, respectively. The gross and net IRR for ACE V (G) Levered are 14.7% and 10.5%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.6x and 1.4x, respectively. The gross and net IRR for ACE V (D) Levered are 13.9% and 10.3%, respectively. The gross and net MoIC for ACE V (D) Levered are 1.6x and 1.4x, respectively. The gross and net IRR for ACE V (Y) Unlevered are 10.9% and 7.9%, respectively. The gross and net MoIC for ACE V (Y) Unlevered are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

41 Investment Group Highlights and Fund Performance Endnotes (cont'd) Real Assets Group (cont’d) 7) Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. 8) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 9) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. 10) For the real estate funds (excluding EIP II) and EIF V, the realized value represents distributions of operating income, interest income, other fees and proceeds from realizations of interests in portfolio investments. For IDF V, IDF IV and EIP II, realized proceeds include distributions of operating income, sales and financing proceeds received to the limited partners. Realized value excludes any proceeds related to bridge financings. 11) For the real estate funds (excluding EIP II) and EIF V, the unrealized value represents the fair value of remaining investments. For IDF V, IDF IV and EIP II, unrealized value represents the fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 12) For the real estate funds (excluding EIP II) and EIF V, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For IDF V, IDF IV and EIP II, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 16) IDF V is made up of U.S. Dollar hedged, Euro unhedged, GBP hedged, Yen hedged, and single investor parallel funds. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the single investor U.S. Dollar parallel fund are 11.2% and 9.0%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 11.1% and 8.4%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the GBP hedged parallel fund are 12.1% and 9.2%, respectively. The gross and net MoIC for the GBP hedged parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the Yen hedged parallel fund are 8.5% and 6.1%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for IDF V are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 17) EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the table are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the Euro currency investors, which include foreign currency gains and losses, are 7.8% and 3.5%, respectively. The gross and net MoIC for the Euro currency investors are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 18) EF V is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net IRR for the U.S. Dollar denominated parallel fund are 6.8% and 4.3%, respectively. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.3x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for EF V are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 13) The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and, if applicable, excludes interests attributable to the non fee-paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, credit facility interest expense, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 14) For the real estate funds (excluding EIP II) and EIF V, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For the real estate funds (excluding EIP II), cash flows used in the gross IRR calculation are assumed to occur at quarter-end. For EIF V, cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. For IDF V, IDF IV and EIP II, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 15) The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

42 Investment Group Highlights and Fund Performance Endnotes (cont'd) Secondaries Group 1) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to APMF can be found in its filings with the SEC, which are not part of this report. 2) Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three-month lag and may not include the impact of economic and market activities occurring in the current reporting period. Additional information for performance by strategy is as follows: • Performance for the private equity secondaries is represented by the composite made up of LEP XVI and LEP XVII. The net returns were (3.7)% for Q2-26 and (1.3)% for Q2-26 LTM. • Performance for the real estate secondaries is represented by the composite made up of LREF VIII and LREF IX. The net returns were (1.1)% for Q2-26 and 3.7% for Q2-26 LTM. • Performance for the infrastructure secondaries strategy is represented by LIP II. The net returns were (0.6)% for Q2-26 and 12.4% for Q2-26 LTM. 3) The Secondaries Group had ~105 investment and investor relations professionals, ~1,000 underlying limited partnership interests and ~100 active funds as of June 30, 2026. 4) Since inception returns are annualized. 5) Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 6) Unrealized value represents the limited partners’ share of fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7) The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 8) The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9) The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. The gross fund-level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 10) The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11) The results of the fund are presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same. Real Assets Group (cont’d) 19) IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, Yen hedged parallel funds and a single investor U.S. Dollar parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the U.S. Dollar unhedged parallel fund are 5.4% and 4.2%, respectively. The gross and net MoIC for the U.S. Dollar unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 4.7% and 3.3%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Yen hedged parallel fund are 2.0% and 0.8%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.1x and 1.0x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 4.0% and 2.8%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 20) EIP II is a Euro-denominated fund. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for EIP II are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

43 Investment Group Highlights and Fund Performance Endnotes (cont'd) 7) The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8) The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 13.4% for ACOF IV, 4.2% for ACOF V, 14.2% for ACOF VI and (8.7)% for AEOF. Private Equity Group 1) All returns are gross fund-level time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments, and also reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the corporate private equity strategy is represented by the composite made up of ACOF V and ACOF VI. The net fund-level returns were 2.1% for Q2-26 and (0.3)% for Q2-26 LTM. 2) The Private Equity Group had ~90 investment and investor relations professionals, ~120 portfolio companies and ~60 active funds as of June 30, 2026. 3) Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 4) Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 5) The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6) The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee- paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.8x for ACOF IV, 1.2x for ACOF V, 1.5x for ACOF VI and 0.6x for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

44 Glossary Ares Operating Group entities Ares Operating Group entities or an “AOG Entity” refers to, collectively, Ares Holdings L.P. (“Ares Holdings”) and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unit” refers to, collectively, a partnership unit in the Ares Operating Group entities. Assets Under Management Assets Under Management or “AUM” generally refers to the assets we manage. For our funds other than those noted below, our AUM represents the sum of the net asset value (“NAV”) of such funds, the drawn and undrawn debt (at the fund-level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV generally refers to fair value of the assets of the fund less the liabilities of the fund but may represent carrying value of assets and liabilities of funds that are not reported at fair value. For the CLOs we manage, our AUM is equal to initial principal of collateral adjusted for paydowns. For Real Assets funds that we manage where management fees are based on gross asset value, net operating income or similar metrics, including their equivalents (“GAV”), our AUM represents the sum of the GAV of such funds, undrawn debt (including any amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). GAV typically refers to the fair value of a fund’s total assets. AUM also includes the proceeds raised in the initial public offerings of special purpose acquisition companies (“SPACs”) sponsored by us, less any redemptions. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUM”) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powder”) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment vehicles, structured financing vehicles, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Common Stock Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportionate to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, the exercise of stock options and the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our stockholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Effective Management Fee Rate Effective Management Fee Rate represents annualized management fees divided by the average fee paying AUM for the period, excluding the impact of catch-up fees. Fee Paying AUM Fee Paying AUM or “FPAUM” refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, GAV or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral. Fee Related Earnings Fee Related Earnings or “FRE”, a non-GAAP measure that is a component of Realized Income, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income and adjusts for certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, are presented within FRE because they represent incentive fees from perpetual capital vehicles that are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments. Fee Related Earnings Margin Fee Related Earnings Margin represents the quotient of fee related earnings and the sum of segment management fees, fee related performance revenues and other fees.

45 Fee Related Performance Revenues Fee Related Performance Revenues refers to performance revenues from perpetual capital vehicles that are: (i) measured and eligible to be received on a recurring basis; and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limit the amounts paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Capital Deployment Gross Capital Deployment refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our drawdown funds and perpetual capital vehicles and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUM” generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offerings of SPACs sponsored by us, less any redemptions. With respect to the AUM of certain publicly-traded and perpetual wealth funds that generate Part II Fees, only Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUM” refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). Certain publicly-traded and perpetual wealth funds that generate Part II Fees are only included in IGAUM when Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, GAV, NAV, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain publicly-traded and perpetual wealth funds. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our reportable segments, we have an Operations Management Group (the “OMG”) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG includes Ares Wealth Management Solutions, LLC (“AWMS”) that facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel. The OMG’s revenues and expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of stockholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group and which are structured to pay fees. It also includes funds managed by IHAM, a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of certain publicly-traded or perpetual wealth funds. Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Part II Fees Part II Fees refers to fees from certain publicly-traded or perpetual wealth funds that are paid in arrears as of the end of each calendar year when the respective cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of respective Part II Fees paid in all prior years since inception. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either carried interest or incentive fees earned from funds with stated investment periods. Glossary (cont'd)

46 Glossary (cont'd) Perpetual Capital Perpetual Capital refers to the AUM of publicly-traded funds, perpetual wealth funds, commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the perpetual capital criteria. Perpetual Capital - Private Commingled Funds refers to commingled funds that meet the perpetual capital criteria, not including our publicly-traded funds or our perpetual wealth funds. Perpetual capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded funds and our perpetual wealth funds have one year terms, which are subject to annual renewal by such funds. Realized Income Realized Income or “RI”, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding: (i) operating results of our Consolidated Funds; (ii) depreciation and amortization expense; (iii) the effects of changes arising from corporate actions; and (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance; and adjusting for certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. Placement fee adjustment represents the net portion of either expense deferral or amortization of certain upfront fees to placement agents that is presented to match the timing of expense recognition with the period over which management fees are expected to be earned from the associated fund for segment purposes and differ from the expenses recorded in accordance with GAAP. For periods in which the amortization of these upfront fees for segment purposes is higher than the GAAP expense, the placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders.

Glossary (cont'd)

Unless otherwise indicated, fund references throughout this presentation include the main fund and related parallel funds, feeder funds and co-investment vehicles. The following list sets forth the funds referred to throughout this presentation:

Acronym	Fund Name
ACE III	Ares Capital Europe III, L.P.
ACE IV	Ares Capital Europe IV, L.P.
ACE V	Ares Capital Europe V, L.P.
ACE VI	Ares Capital Europe VI, L.P.
ACIP I	Ares Climate Infrastructure Partners, L.P.
ACIP II	Ares Climate Infrastructure Partners II, L.P.
ACOF IV	Ares Corporate Opportunities Fund IV, L.P.
ACOF V	Ares Corporate Opportunities Fund V, L.P.
ACOF VI	Ares Corporate Opportunities Fund VI, L.P.
ACOF VII	Ares Corporate Opportunities Fund VII, L.P.
ACS	Ares Credit Secondaries Fund, L.P.
AEOF	Ares Energy Opportunities Fund, L.P.
APMF	Ares Private Markets Fund
ARCC	Ares Capital Corporation (NASDAQ: ARCC)
AREOF III	Ares U.S. Real Estate Opportunity Fund III, L.P.
AREOF IV	Ares U.S. Real Estate Opportunity Fund IV, L.P.
ASIF	Ares Strategic Income Fund
ASIS III	Ares Secondaries Infrastructure Solutions III, L.P.
ASOF I	Ares Special Opportunities Fund, L.P.
ASOF II	Ares Special Opportunities Fund II, L.P.
ASOF III	Ares Special Opportunities Fund III, L.P.
CADC	CION Ares Diversified Credit Fund
DEV II	Ares U.S. Development and Redevelopment Fund II, L.P.
EF V	Ares European Real Estate Fund V SCSp
EF VI	Ares European Real Estate Fund VI SCSp
EIF V	Ares Energy Investors Fund V, L.P.
EIP II	Europe Logistics Income Partners II SCSp

Acronym	Fund Name
EPEP II	European Property Enhancement Partners II SCSp
EPEP III	European Property Enhancement Partners III SCSp
IDF III	Ares Infrastructure Debt Fund III, L.P.
IDF IV	Ares Infrastructure Debt Fund IV, L.P.
IDF V	Ares Infrastructure Debt Fund V, L.P.
J-REIT	GLP J-REIT (TSE: 3281)
LEP XV	Landmark Equity Partners XV, L.P.
LEP XVI	Landmark Equity Partners XVI, L.P.
LEP XVII	Landmark Equity Partners XVII, L.P.
LIP II	Landmark Infrastructure Partners II, L.P.
LREF VIII	Landmark Real Estate Fund VIII, L.P.
LREF IX	Landmark Real Estate Fund IX, L.P.
Pathfinder I	Ares Pathfinder Fund, L.P.
Pathfinder II	Ares Pathfinder Fund II, L.P.
Pathfinder III	Ares Pathfinder Fund III, L.P.
PCS I	Ares Private Credit Solutions, L.P.
PCS II	Ares Private Credit Solutions II, L.P.
SDL II	Ares Senior Direct Lending Fund II, L.P.
SDL III	Ares Senior Direct Lending Fund III, L.P.
SSF IV	Ares Special Situations Fund IV, L.P.
SSG IV	SSG Capital Partners IV, L.P.
SSG V	SSG Capital Partners V, L.P.
SSG VI	SSG Capital Partners VI, L.P.
US IX	U.S. Real Estate Fund IX, L.P.
US X	U.S. Real Estate Fund X, L.P.
US XI	U.S. Real Estate Fund XI, L.P.

ARES

47